Exhibit 4.1

FORM OF WARRANT CERTIFICATE

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD SET FORTH BELOW

Certificate No. W-[●]	[●] Warrants
Tranche: [Tranche A/Tranche B]

This WARRANT CERTIFICATE (this “Warrant”), dated as of August 21, 2026, is issued by StablecoinX Inc., a Delaware corporation (the “Company”), to [●] (the “Holder”), pursuant to that certain Note Consolidation and Restructuring Agreement, dated as of the date hereof, by and between the Company and the Holder (the “Restructuring Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Restructuring Agreement or the Existing Warrant Agreement (as defined below), as applicable.

RECITALS

WHEREAS, the Company and the Holder have entered into the Restructuring Agreement, pursuant to which the Company has agreed to issue warrants to the Holder in partial satisfaction of the Prior Notes (as defined in the Restructuring Agreement);

WHEREAS, the Company desires to issue to the Holder, and the Holder desires to acquire from the Company, the Warrants (as defined below) on the terms set forth herein;

WHEREAS, the parties intend that the Warrants be treated as “Private Placement Warrants” (as defined in the Existing Warrant Agreement) for purposes of the protections and rights afforded to Private Placement Warrants thereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions.

“Class A Shares” means shares of Class A common stock, par value $0.0001 per share, of the Company.

“Existing Warrant Agreement” means that certain Warrant Agreement, dated as of November 30, 2021, by and between TLGY Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent, as assumed and amended by that certain Warrant Assignment, Assumption and Amendment Agreement, dated as of June 25, 2026, by and among the Company, TLGY Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (as may be further amended from time to time).

“Exercise Price” means (a) with respect to the Tranche A Warrants, $11.50 per Class A Share, and (b) with respect to the Tranche B Warrants, $15.00 per Class A Share, in each case subject to adjustment as provided herein.

“Expiration Date” means (a) with respect to the Tranche A Warrants, June 25, 2031, and (b) with respect to the Tranche B Warrants, the date that is eight (8) years after the date hereof.

“Tranche A Warrants” means the [●] warrants issued hereunder with an Exercise Price of $11.50 per Class A Share.

“Tranche B Warrants” means the [●] warrants issued hereunder with an Exercise Price of $15.00 per Class A Share.

“Warrants” means the Tranche A Warrants and the Tranche B Warrants, collectively.

Section 2. Issuance of Warrants.

2.1 The Company hereby issues to the Holder: (a) [●] Tranche A Warrants, and (b) [●] Tranche B Warrants.

2.2 Each Warrant entitles the Holder to purchase one (1) Class A Share at the applicable Exercise Price, subject to adjustment as provided herein.

2.3 The Warrants shall be issued in certificated form. The Company shall maintain a register of Warrants (the “Warrant Register”) showing the Holder as the registered owner of the Warrants and the certificate number(s) issued to the Holder. Upon any transfer of the Warrants in accordance with this Warrant, the Company shall cancel the surrendered certificate and, if so requested, issue a new certificate to the transferee.

Section 3. Exercise of Warrants.

3.1 Exercise Period.

The Warrants may be exercised at any time during the period commencing on the date that is thirty (30) days after the date hereof and ending at 5:00 p.m., New York City time, on the applicable Expiration Date (the “Exercise Period”). Any Warrant not exercised on or before the applicable Expiration Date shall become void.

3.2 Exercise Procedure.

To exercise the Warrants (in whole or in part), the Holder shall deliver to the Company: (a) this Warrant Certificate (or, in the case of loss, theft or destruction, an indemnity agreement reasonably satisfactory to the Company in lieu thereof); (b) a written notice of exercise in the form attached as Annex A hereto, duly executed by the Holder, specifying the number of Warrants to be exercised and whether such Warrants are Tranche A Warrants or Tranche B Warrants; and (c) payment of the aggregate Exercise Price for the Warrants being exercised in lawful money of the United States by wire transfer of immediately available funds (unless exercised on a cashless basis pursuant to Section 3.3).

3.3 Cashless Exercise.

For so long as the Warrants are held by the Holder and its Permitted Transferees, in lieu of payment of the Exercise Price, the Holder (or its Permitted Transferee, as applicable) may elect to exercise the Warrants on a “cashless basis” by surrendering the Warrants for that number of Class A Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Shares underlying the Warrants being exercised, multiplied by the excess of the Fair Market Value over the Exercise Price, by (y) the Fair Market Value. For purposes of this Section 3.3, “Fair Market Value” shall mean the average last reported sale price of the Class A Shares for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which notice of exercise is delivered to the Company.

3.4 Issuance of Shares.

Upon valid exercise, the Company shall, as soon as practicable, issue to the Holder a certificate representing the applicable number of Class A Shares. All Class A Shares issued upon exercise shall be validly issued, fully paid and non-assessable. If fewer than all of the Warrants represented by a certificate are exercised, the Company shall, if so requested, issue a new warrant certificate to the Holder for the unexercised balance.

3.5 Fractional Shares.

No fractional Class A Shares shall be issued upon exercise of the Warrants. If the exercise of the Warrants would result in the issuance of a fractional share, the Company shall round down to the nearest whole number of Class A Shares.

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Section 4. Adjustments.

The adjustment provisions set forth in Section 4 of the Existing Warrant Agreement (including Sections 4.1 through 4.8 thereof) are hereby incorporated by reference and shall apply to the Warrants mutatis mutandis, as if the Warrants were “Warrants” issued under the Existing Warrant Agreement; provided, that (a) for the avoidance of doubt, references to “Class A ordinary shares” in the Existing Warrant Agreement shall be deemed references to “Class A Shares” hereunder, (b) for the avoidance of doubt, references to the “Company” in the Existing Warrant Agreement shall be deemed references to StablecoinX Inc., and (c) the “Warrant Price” for purposes of such adjustments shall be the applicable Exercise Price for the relevant tranche of Warrants.

In the event of any conflict or inconsistency between this Warrant and the Existing Warrant Agreement, the terms of this Warrant shall prevail and govern solely with respect to the Warrants issued hereunder.

Section 5. Transfer Restrictions.

5.1 The Warrants and the Class A Shares issuable upon exercise thereof may not be transferred, assigned or sold until thirty (30) days after the date hereof; provided, that such Warrants and Class A Shares issuable upon exercise thereof may be transferred by the Holder to its Permitted Transferees, as such term is defined in Section 2.7 of the Existing Warrant Agreement, which provision is incorporated herein by reference; provided, that references to the “Sponsor” or “Former Sponsor” therein shall be deemed references to the Holder hereunder.

5.2 The Holder acknowledges that the Warrants and the Class A Shares issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, transferred or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration.

Section 6. Non-Redemption.

For so long as the Warrants are held by the Holder or its Permitted Transferees, the Warrants shall be treated as “Private Placement Warrants” for purposes of the Existing Warrant Agreement, and the Holder shall be deemed the “Sponsor” (or “Former Sponsor,” as applicable) for purposes of all provisions of the Existing Warrant Agreement that afford protections, rights or privileges to Private Placement Warrants held by the Sponsor or its Permitted Transferees, including without limitation the non-redemption protections set forth in Section 6.5 thereof and the cashless exercise rights set forth in Section 3.3.1(c) thereof. Accordingly, the Warrants shall not be redeemable by the Company pursuant to Section 6.1 or Section 6.2 of the Existing Warrant Agreement so long as the Warrants continue to be held by the Holder or any of its Permitted Transferees. If the Warrants are transferred to any person other than a Permitted Transferee, such Warrants will no longer be exercisable in accordance with Section 3.3 hereof and shall become subject to redemption by the Company pursuant to Section 6.1 and Section 6.2 of the Existing Warrant Agreement on the same terms as Public Warrants thereunder.

Section 7. Registration Rights.

7.1 The Company shall use its reasonable best efforts to file with the Commission a registration statement covering the issuance, under the Securities Act, of the Class A Shares issuable upon exercise of the Warrants (the “Registration Statement”) as promptly as practicable following the date hereof. The Company shall use its reasonable best efforts to cause the same to become effective and to maintain the effectiveness of the Registration Statement, and a current prospectus relating thereto, until the earlier of (a) the date on which all Warrants have been exercised, expired or otherwise terminated and (b) the date on which all Class A Shares issuable upon exercise of the Warrants may be sold without restriction pursuant to Rule 144 under the Securities Act without volume or manner-of-sale limitations. If the Registration Statement has not been declared effective by the sixtieth (60th) Business Day following the date hereof, or during any other period when the Company shall fail to have maintained an effective registration statement covering the Class A Shares issuable upon exercise of the Warrants, the Holder shall have the right to exercise the Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of Class A Shares determined in accordance with Section 7.4.1 of the Existing Warrant Agreement.

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7.2 Notwithstanding anything to the contrary herein, if the continued use of the Registration Statement at any time would require the Company to make an Adverse Disclosure, or would require the inclusion in such Registration Statement of (i) financial statements that are unavailable to the Company for reasons beyond the Company’s control, (ii) audited financial statements as of a date other than the Company’s fiscal year end, or (iii) pro forma financial statements that are required to be included in the Registration Statement or (iv) if the Company determines in good faith that it is necessary in connection with the filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement, the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement for no more than sixty (60) calendar days or not more than two (2) times in any three hundred sixty (360) day period. In the event the Company exercises its rights under the preceding sentence, the Holder agrees to suspend, immediately upon its receipt of the notice referred to above, its use of the Registration Statement in connection with any sale or offer to sell any securities thereunder; provided, that the Holder shall retain the right to exercise the Warrants on a “cashless basis” in accordance with Section 7.4.1 of the Existing Warrant Agreement during such period. The Company shall promptly notify the Holder of the expiration of any period during which it exercised its rights under this Section 7.2. For purposes of this Section 7.2, the term “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board or the Chairman, Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

7.3 As a condition to the inclusion of the Class A Shares in the Registration Statement, the Holder shall furnish to the Company such information regarding the Holder and the proposed distribution of such Class A Shares as the Company may reasonably request in connection with the preparation of the Registration Statement. The Company shall not be required to include any Class A Shares in the Registration Statement until such information has been furnished.

7.4 If the Class A Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, require the Holder to exercise the Warrants on a “cashless basis” in accordance with Section 7.4.1 of the Existing Warrant Agreement, and in the event the Company so elects, the Company shall not be required to file or maintain in effect the Registration Statement, notwithstanding anything in this Warrant to the contrary.

Section 8. Legends.

Each certificate representing the Warrants or Class A Shares issued upon exercise thereof shall bear a legend substantially in the following form until such securities are registered for resale or sold pursuant to an exemption from registration:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Section 9. No Rights as Shareholder.

This Warrant does not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, vote or consent, or receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company, until such time as the Warrant is duly exercised and Class A Shares are issued in accordance with the terms hereof.

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Section 10. Governing Law.

This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and each party irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 11. Amendments.

This Warrant may not be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

Section 12. Notices.

All notices, requests, demands and other communications under this Warrant shall be given in the manner and to the addresses set forth in the Restructuring Agreement.

Section 13. Entire Agreement.

This Warrant, together with the Restructuring Agreement and the Existing Warrant Agreement (to the extent incorporated herein by reference), constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, commitments, offers, contracts and agreements relating to the subject matter hereof.

Section 14. Severability.

If any provision of this Warrant is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15. Counterparts.

This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 16. Lost or Destroyed Certificates.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of loss, theft or destruction, upon receipt of an indemnity agreement or security reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver a new Warrant Certificate of like tenor and denomination.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

STABLECOINX INC.

By:
Name:
Title:

Acknowledged and Agreed:

[●]

By:
Name:
Title:

[Signature Page to Form of Warrant]

ANNEX A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise Warrants)

TO: STABLECOINX INC.

(1) The undersigned hereby elects to irrevocably exercise _______ [Tranche A Warrants / Tranche B Warrants] to purchase _______ Class A Shares pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ as a “cashless exercise” in accordance with applicable cashless exercise provisions of this Warrant.

(3) Please issue said Class A Shares in the name of the undersigned or in such other name as is specified below:

Name:

Address:

Tax ID:

Date:

[f●]

By:
Name:
Title: